EXHIBIT 21

SUBSIDIARIES OF U.S. BANCORP

(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

111 Tower Investors, Inc. (Minnesota)

Access Mortgage Solutions, LLC (Delaware)

AIS Europe Limited (United Kingdom)

AIS Fund Administration Ltd. (Cayman Islands)

CF Title Co. (Delaware)

Daimler Title Co. (Delaware)

DSL Service Company (California)

Eclipse Funding, LLC (Delaware)

Elan Life Insurance Company, Inc. (Arizona)

Elavon Canada Company (Canada)

Elavon European Holdings B.V. (Netherlands)

Elavon European Holdings C.V. (Netherlands)

Elavon Financial Services Limited (Ireland)

Elavon Latin American Holdings, LLC (Delaware)

Elavon Merchant Services Mexico, S. de R.L. de C.V. (Mexico)

Elavon Mexico Holding Company, S.A. de C.V. (Mexico)

Elavon Operations Company, S. de R.I. de C.V. (Mexico)

Elavon Puerto Rico, Inc. (Puerto Rico)

Elavon Services Company, S. de R.I. de C.V. (Mexico)

Elavon, Inc. (Georgia)

EuroConex Belgium BVBA (Belgium)

EuroConex GB Ltd. (United Kingdom)

EuroConex Technologies Limited (Ireland)

Fairfield Financial Group, Inc. (Illinois)

First Bank LaCrosse Building Corp. (Wisconsin)

First LaCrosse Properties (Wisconsin)

Firstar Capital Corporation (Ohio)

Firstar Development, LLC (Delaware)

Firstar Realty, L.L.C. (Illinois)

Firstar Trade Services Corporation (Wisconsin)

Fixed Income Client Solutions, LLC (Delaware)

FSV Payment Systems, Inc. (Delaware)

Galaxy Funding, Inc. (Delaware)

GTLT, Inc. (Delaware)

HPM, Inc. (Montana)

HTD Leasing LLC (Delaware)

HVT, Inc. (Delaware)

Key Merchant Services, LLC (Delaware)

MBS-UI Sub-CDE XVI, LLC (Delaware)

Mercantile Mortgage Financial Company (Illinois)

Midwest Indemnity Inc. (Vermont)

Mississippi Valley Company (Arizona)

MMCA Lease Services, Inc. (Delaware)

NFC Sahara Corporation (Nevada)

NILT, Inc. (Delaware)

NuMaMe, LLC (Delaware)

One Eleven Investors LLC (Delaware)

P.I.B., Inc. (Minnesota)

Park Bank Initiatives, Inc. (Illinois)

Plaza Towers Holdings, LLC (Minnesota)

Pomona Financial Services, Inc. (California)

Portland Tower Investors LLC (Delaware)

Pullman Park Development, LLC (Illinois)

Pullman Park Investment Fund I, LLC (Missouri)

Pullman Transformation, Inc. (Delaware)

Quasar Distributors, LLC (Delaware)

RBC Community Development Sub 3, LLC (Delaware)

RIVT, Inc. (Delaware)

RTRT, Inc. (Delaware)

SCFD LLC (Delaware)

South Central Mortgage Solutions, LLC (Delaware)

Syncada Holdings Company (Delaware)

Tarquad Corporation (Missouri)

The Miami Valley Insurance Company (Arizona)

TMTT, Inc. (Delaware)

U.S. Bancorp Asset Management, Inc. (Delaware)

U.S. Bancorp Community Development Corporation (Minnesota)

U.S. Bancorp Community Investment Corporation (Delaware)

U.S. Bancorp Fund Services, LLC (Wisconsin)

U.S. Bancorp Government Leasing and Finance, Inc. (Minnesota)

U.S. Bancorp Insurance and Investments, Inc. (Wyoming)

U.S. Bancorp Insurance Company, Inc. (Vermont)

U.S. Bancorp Insurance Services of Montana, Inc. (Montana)

U.S. Bancorp Insurance Services, LLC (Wisconsin)

U.S. Bancorp Investments, Inc. (Delaware)

U.S. Bancorp Missouri Low-Income Housing Tax Credit Fund, LLC (Missouri)

U.S. Bancorp Mortgage Professionals, LLC (Delaware)

U.S. Bancorp Municipal Lending and Finance, Inc. (Minnesota)

U.S. Bancorp National Account Services LLC (Delaware)

U.S. Bancorp Service Providers LLC (Delaware)

U.S. Bancorp Title Services, Inc. (Wisconsin)

U.S. Bank National Association (a nationally chartered banking association)

U.S. Bank National Association ND (a nationally chartered banking association)

U.S. Bank Trust Company, National Association (a nationally chartered banking association)

U.S. Bank Trust National Association (a nationally chartered banking association)

U.S. Bank Trust National Association SD (a nationally chartered banking association)

U.S. Bank Trustees Limited (United Kingdom)

USB Advantage Investment, LLC (Delaware)

USB Americas Holdings Company (Delaware)

USB Capital Resources, Inc. (Delaware)

USB Capital IX (Delaware)

USB European Holdings Company (Delaware)

USB Global Investments, LLC (Delaware)

USB Leasing LLC (Delaware)

USB Leasing LT (Delaware)

USB Lending Support Services, LLC (Delaware)

USB Realty Corp. (Delaware)

USB Trade Services Limited (Hong Kong)

USBCDE, LLC (Delaware)

VT Inc. (Alabama)

WMF Mortgage Services, LLC (Delaware)